UBS Investor Portfolios Trust

                          Form: N-SAR December 31, 1997
                       Item 77-Q Incorporated by Reference

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                               Item 77-Q1 Exhibits

The following exhibits were included in a matter submitted to a vote of security holders during the year ended 12/31/97 and are being Incorporated by Reference. The actual filing is identified below.

List of exhibits incorporated by reference:

Form of Advisory Agreement: Between UBS Investor Portfolios Trust and Union Bank of Switzerland, New York Branch

Form of Investment Sub-Advisory Agreement: Between Union Bank of Switzerland, New York Branch and UBS Asset Management (New York), Inc.


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                               Form type: DEFS14A
Date Filed: December 4, 1997